Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

November 18, 2022

The Board of Directors

Aravive, Inc.

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of 90,357,622 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Aravive, Inc., a Delaware corporation (the “Company”). All of the Shares are being registered on behalf of certain stockholders of the Company (the “Selling Stockholders”). The Shares consist of (i) 29,308,612 outstanding shares of Common Stock (the “Outstanding Shares”) that are held by the Selling Stockholders, (ii) 15,870,199 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) and (iii) 45,178,811 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) that are held by the Selling Stockholders.

As counsel to the Company, we have examined the Registration Statement, the Pre-Funded Warrants and the Warrants and the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the filing of the Registration Statement as it relates to the Warrant Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We have assumed that the Company will, at the time of any issuance of the shares of Common Stock pursuant to the Registration Statement, have a sufficient number of authorized but unissued shares of Common Stock pursuant to its Amended and Restated Certificate of Incorporation, as amended, to so issue the relevant number of shares of Common Stock. We have also assumed that, at or prior to the time of the delivery of any of the shares of Common Stock, there will not have occurred any change in the law or the facts affecting the validity of the shares of Common Stock.

Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable, and (iii) the Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America, as in effect on the date hereof.

Aravive, Inc.

Board of Directors

November 18, 2022

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Blank Rome LLP BLANK ROME LLP